Exhibit 3.3
SECOND AMENDMENT
TO
PARTNERSHIP AGREEMENT
OF
NATIONAL PROPERTY INVESTORS III
          This SECOND AMENDMENT TO THE PARTNERSHIP AGREEMENT OF NATIONAL PROPERTY INVESTORS III (this “Amendment”) is entered into as of February 11, 2011 by and among NPI Equity Investments, Inc., a Florida corporation, in its capacity as managing general partner (the “Managing General Partner”), and each of the Limited Partners. All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings given to them in the Partnership Agreement (as defined below).
Recitals
          WHEREAS, National Property Investors III, a California limited partnership (the “Partnership”), is governed pursuant to the terms of that certain Partnership Agreement, dated as of February 1, 1979, as amended and restated July 1, 1979 and as further amended to date (the “Partnership Agreement”);
          WHEREAS, the Partnership and National Property Investors III, LP, a Delaware limited partnership (the “Delaware Partnership”), are parties to an Agreement and Plan of Merger, dated as of February 11, 2011 (the “Merger Agreement”);
          WHEREAS, pursuant to the Merger Agreement, the Partnership will be merged with and into the Delaware Partnership, with the Delaware Partnership as the surviving entity (the “Merger”);
          WHEREAS, pursuant to the Merger Agreement, at the effective time of the Merger, the Partnership Agreement, as further amended by this Amendment, will become the partnership agreement of the Delaware Partnership; and
          WHEREAS, the Merger will be effected upon the approval or consent of (i) the managing general partner of each of the Partnership and the Delaware Partnership, and (ii) a majority in interest of the limited partners of each of the Partnership and the Delaware Partnership.
          NOW, THEREFORE, in consideration of the premises, the agreement of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereby agree as follows:
1.	Amendments to the Partnership Agreement. At the effective time of the Merger, the Partnership Agreement shall be amended as follows:
(a)	In the first paragraph of the Partnership Agreement, the following words are deleted: “pursuant to the Uniform Limited Partnership Act of the State of California.”

(b)	All other references therein to the Uniform Limited Partnership Act of the State of California or to the Uniform Limited Partnership Act of California shall be deemed to refer to the Delaware Revised Uniform Limited Partnership Act.

(c)	Section 1 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“1.1 The name of the Partnership is National Property Investors III, LP, and its principal place of business is 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602 and thereafter such other place or places as the Managing General Partner may from time to time determine.

1.2 National Property Investors III was originally formed as a limited partnership (the “California Partnership”) pursuant to the provisions of the California Uniform Limited Partnership Act, upon the terms and conditions set forth in an agreement made as of February 1, 1979. Pursuant to an Agreement and Plan of Merger, dated as of February 11, 2011, by and between the California Partnership and National Property Investors III, LP, a Delaware limited partnership (the “Delaware Partnership”), the California Partnership was merged with and into the Delaware Partnership, with the Delaware Partnership as the surviving entity (the “Surviving Entity”) in the merger (the “Merger”). At the effective time of the Merger (the “Effective Time”), the Merger had the effect provided by applicable law, and the following consequences: (a) the certificate of limited partnership of the Delaware Partnership in effect immediately prior to the Effective Time became the certificate of limited partnership of the Surviving Entity; (b) the partnership agreement of the California Partnership in effect immediately prior to the Effective Time, as amended as set forth on Annex A to the Merger Agreement, became the partnership agreement of the Surviving Entity (as so amended, the “Partnership Agreement”); (c) NPI Equity Investments, Inc., a Florida corporation, remained as sole Managing General Partner of the Surviving Entity, and its interest in the California Partnership immediately prior to the Effective Time was converted into an equivalent interest in the Surviving Entity; (d) the interest of the general partner in the Delaware Partnership immediately prior to the Effective Time was cancelled; (e) each limited partner in the California Partnership became a limited partner in the Surviving Entity, with an interest in the Surviving Entity equivalent to the interest such limited partner had in the California Partnership immediately prior to the Effective Time; (f) the interest of each limited partner in the Delaware Partnership immediately prior to the Effective Time was cancelled. References herein to the “Partnership” are to the California Partnership prior to the Merger and to the Delaware Partnership, as the Surviving Entity in the Merger, from and after the Effective Time.”

(d)	Section 2.1.15 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“2.1.15 “General Partner” shall refer to NPI Equity Investments, Inc., a Florida corporation, or to any other person or entity who succeeds it in such capacity.”

(e)	Section 2.1.22 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“2.1.22 “Managing General Partner” shall refer to NPI Equity Investments, Inc., or to any other person or entity who succeeds in such capacity.”

(f)	Section 2.1.32 of the Partnership Agreement is hereby amended to delete such section in its entirety.

(g)	Section 16.5 of the Partnership Agreement is hereby amended by deleting the last sentence thereof.

(h)	Section 20.1.1 of the Partnership Agreement is hereby amended by deleting everything after the word “foregoing.”

(i)	Section 22.7 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“The name and address of the General Partner and the Managing General Partner is:
NPI Equity Investments, Inc.
4582 S. Ulster St., Suite 1100
Denver, CO 80237”
(j)	Section 22.9 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“22.9 Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions of hereof shall be construed under the laws of the State of Delaware and that the Delaware Revised Uniform Limited Partnership Act as now adopted or as may be hereafter amended shall govern the partnership aspects of this Agreement.”
2.	Miscellaneous.
(a)	Effect of Amendment. In the event of any inconsistency between the terms of the Partnership Agreement and the terms of this Amendment, the terms of this Amendment shall prevail. In the event of any conflict of apparent conflict between any of the provisions of the Partnership Agreement as amended by this Amendment, such conflicting provisions shall be reconciled and construed to give effect to the terms and intent of this Amendment.

(b)	Ratification. Except as otherwise expressly modified hereby, the Partnership Agreement shall remain in full force and effect, and all of the terms and provisions of the Partnership Agreement, as herein modified, are hereby ratified and reaffirmed.

(c)	Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.
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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

The Managing General Partner: NPI EQUITY INVESTMENTS, INC., a Florida corporation
By:	/s/ Derek S. McCandless
	Name:	Derek S. McCandless
	Title:	Senior Vice President and Assistant General Counsel

The Limited Partners:
By:	NPI Equity Investments, Inc., attorney-in-fact

By:	/s/ Derek S. McCandless
	Name:	Derek S. McCandless
	Title:	Senior Vice President and Assistant General Counsel